UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2015

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Shareholders (“Annual Meeting”) of Morgan Stanley (the “Company”) held on Tuesday, May 19, 2015, shareholders approved an amendment of the Company’s 2007 Equity Incentive Compensation Plan (the “EICP”) to authorize an additional 25 million shares to be available for issuance as awards under the EICP.

For a description of the terms and conditions of the EICP, as amended and restated as of March 26, 2015, see “Summary of the EICP as Proposed to be Amended” under “Item 4. Company Proposal to Amend the 2007 Equity Incentive Compensation Plan to Increase Shares Available for Grant” in the proxy statement filed with the Securities and Exchange Commission on April 1, 2015 for the Company’s Annual Meeting (the “2015 Proxy”), which description is incorporated herein by reference.  The description of the EICP contained in the 2015 Proxy is qualified in its entirety by reference to the full text of the EICP, a copy of which is filed hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as independent auditor, (iii) approve the compensation of executives as disclosed in the 2015 Proxy (a non-binding advisory resolution) and (iv) approve the amendment of the EICP to authorize an additional 25 million shares to be available for issuance as awards under the EICP. Shareholders also voted on shareholder proposals regarding: (i) a vote-counting bylaw change and (ii) a report on government service vesting. Shareholders did not vote on a proposal to publish a special annual report on lobbying expenses which was withdrawn by the proponent in a letter received by the Company on May 5, 2015.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of shareholders or until the director’s successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The shareholders’ vote ratified the appointment of the independent auditor. The proposal to approve the compensation of executives as disclosed in the 2015 Proxy, through an advisory resolution, was approved. The shareholders’ vote approved the amendment of the EICP to authorize an additional 25 million shares to be available for issuance as awards under the EICP. The shareholder proposals regarding a vote-counting bylaw change and a report on government service vesting were not approved.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the shareholders as follows:

1.	Election of Directors	For	Against	Abstain	Broker Non -vote
	Erskine B. Bowles	1,608,497,236	38,387,117	4,830,775	137,050,790
	Thomas H. Glocer	1,640,651,484	5,969,827	5,093,817	137,050,790
	James P. Gorman	1,617,416,185	26,630,869	7,668,074	137,050,790
	Robert H. Herz	1,640,359,500	6,114,892	5,240,736	137,050,790
	Klaus Kleinfeld	1,620,259,081	26,203,374	5,252,673	137,050,790
	Jami Miscik	1,639,551,202	6,262,784	5,901,142	137,050,790
	Donald T. Nicolaisen	1,611,637,773	34,892,153	5,185,202	137,050,790
	Hutham S. Olayan	1,612,705,460	33,834,621	5,175,047	137,050,790
	James W. Owens	1,635,162,209	11,341,041	5,211,878	137,050,790
	Ryosuke Tamakoshi	1,637,852,456	9,173,594	4,689,078	137,050,790
	Masaaki Tanaka	1,637,917,448	8,724,797	5,072,883	137,050,790
	Perry M. Traquina	1,640,445,817	6,061,973	5,207,338	137,050,790
	Laura D. Tyson	1,629,624,096	17,050,218	5,040,814	137,050,790
	Rayford Wilkins, Jr.	1,637,511,718	9,040,627	5,162,783	137,050,790

2.	Ratification of Appointment of Independent Auditor	1,772,874,182	10,668,184	5,223,552	*
3.	Approval of Compensation of Executives (Non-Binding Advisory Resolution)	1,463,337,829	180,694,243	7,683,056	137,050,790
4.	Approval of the Amendment of the 2007 Equity Incentive Compensation Plan	1,511,837,446	133,596,266	6,281,416	137,050,790
5.	Shareholder Proposal Regarding Vote-Counting Bylaw Change	76,111,289	1,563,882,096	11,721,743	137,050,790
6.	Shareholder Proposal Regarding Report on Government Service Vesting	239,067,265	1,400,382,846	12,265,017	137,050,790

* Not applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended and restated as of March 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	May 19, 2015	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary